Exhibit 99.1

Staples, Inc. Announces Third Quarter 2012 Performance

FRAMINGHAM, Mass.--(BUSINESS WIRE)--November 14, 2012--Staples, Inc. (Nasdaq: SPLS) announced today the results for its third quarter ended October 27, 2012. Total company sales for the third quarter of 2012 were $6.4 billion, a decrease of two percent in U.S. dollars and one percent on a local currency basis compared to the third quarter of 2011. As a result of previously announced charges, on a GAAP basis, the company reported a net loss of $569 million, or $0.85 per share, from continuing operations attributable to Staples, Inc., compared to net income of $324 million, or $0.46 per diluted share, achieved in the third quarter of 2011. Excluding the impairment of goodwill and other assets, as well as restructuring, accelerated amortization, and related tax charges incurred during the third quarter of 2012, the company reported non-GAAP net income from continuing operations attributable to Staples, Inc. of $310 million, or $0.46 per diluted share.

Third Quarter 2012 Financial Summary

(dollar amounts in millions, except per share data)	Q3 2012	Q3 2011	Year over Year Change
Total company sales	$6,353	$6,481	-2.0%
Total company sales growth on a local currency basis*			-1.4%

GAAP operating (loss) income	($357)	$529	($886)
Non-GAAP operating income*	$500	$529	($29)

GAAP operating (loss) income rate	(5.62%)	8.17%	(1,379 basis points)
Non-GAAP operating income rate*	7.87%	8.17%	(30 basis points)

GAAP (loss) income per share from continuing operations attributable to Staples, Inc.	($0.85)	$0.46	($1.31)
Non-GAAP earnings per diluted share from continuing operations attributable to Staples, Inc.*	$0.46	$0.46	$0.00

*Indicates a non-GAAP measure. Refer to “Presentation of Non-GAAP Information” and the accompanying reconciliations for more detailed information about these non-GAAP measures. Non-GAAP operating income, non-GAAP operating income rate, and non-GAAP earnings per diluted share from continuing operations attributable to Staples, Inc. exclude the impact of Q3 2012 charges related to the impairment of goodwill and other assets, restructuring charges and accelerated tradename amortization. Non-GAAP earnings per diluted share from continuing operations attributable to Staples, Inc. also excludes Q3 2012 tax charges. In total, these charges negatively impacted Q3 2012 GAAP earnings per share from continuing operations attributable to Staples, Inc. by $1.31.

“During the third quarter we launched a new strategic plan to become the product authority for businesses, restructured our organization, and generated solid earnings excluding charges,” said Ron Sargent, Staples’ chairman and chief executive officer. “Going forward, we are in a much stronger position to pursue our best growth opportunities.”

Total company non-GAAP operating income rate declined 30 basis points to 7.87 percent from an operating income rate of 8.17 percent achieved during the third quarter of 2011. This decline primarily reflects lower product margins in North American Delivery and International and investments to drive growth in Staples.com. The decline was partially offset by reduced compensation and marketing expense.

The company generated operating cash flow of $895 million and invested $204 million in capital expenditures year to date, resulting in year to date free cash flow of $691 million. The company repurchased 9.4 million shares for $111 million during the third quarter of 2012, and has repurchased 27.4 million shares for $362 million year to date. The company also paid off a $325 million bond that matured on October 1, 2012. At the end of the third quarter, the company had $2.2 billion in liquidity, including $1.0 billion in cash and cash equivalents.

North American Delivery

North American Delivery sales for the third quarter of 2012 were $2.6 billion, an increase of one percent compared to the third quarter of 2011. This primarily reflects growth of facilities and breakroom supplies and copy and print services, partially offset by the previously announced loss of two large contract customers during the third quarter of 2011. Operating income rate decreased 76 basis points to 8.73 percent compared to the third quarter of 2011. This decline reflects lower product margins and investments to drive growth in Staples.com, partially offset by reduced marketing expense.

North American Retail

North American Retail sales of $2.6 billion were flat compared to the third quarter of 2011. Comparable store sales for the third quarter of 2012 decreased one percent, as traffic declined two percent and average order size increased one percent versus the prior year. Lower sales of computers and software were somewhat offset by growth of copy and print services and core office supplies. Operating income rate increased 9 basis points to 10.79 percent compared to the third quarter of 2011. This increase primarily reflects lower operating expenses and distribution efficiencies, somewhat offset by investments in promotional activity.

International Operations

Sales in International Operations for the third quarter were $1.1 billion, a decrease of 12 percent in U.S. dollars and a decrease of eight percent on a local currency basis compared to the third quarter of 2011. These results reflect weak sales in Europe and Australia. Economic weakness drove declines in the company’s European delivery businesses, as well as a six percent decline in comparable store sales in Europe. Operating income rate decreased 302 basis points to an operating loss of 0.15 percent compared to the third quarter of 2011. Excluding $16 million of accelerated Australia tradename amortization during the third quarter, operating income rate decreased 160 basis points to 1.27 percent compared to the prior year. This decrease primarily reflects deleverage of fixed expenses in Europe and Australia, as well as lower product margins in Europe, partially offset by savings related to headcount reductions in Europe and Australia.

Discontinued Operations

During the third quarter of 2012, the company recorded an after-tax loss from discontinued operations of $28 million related to its European Printing Systems business, which includes $23 million of charges related to restructuring and incremental tax expense. This compares to net income of $3 million from discontinued operations achieved in the third quarter of 2011.

Outlook

The company’s financial guidance includes the impact of the 53rd week in fiscal year 2012 as well as the impact of foreign currency exchange rates. The company expects full year sales to be flat compared to the prior year. The company expects full year non-GAAP diluted earnings per share from continuing operations to increase in the low single-digits versus non-GAAP diluted earnings per share from continuing operations of $1.37 achieved in 2011. The company’s full year non-GAAP diluted earnings per share estimate excludes the charges incurred during the third quarter of 2012, as well as approximately $160 million to $200 million of previously announced pre-tax charges related to European restructuring, U.S. store closures and accelerated Australian tradename amortization that the company plans to record during the fourth quarter of 2012.

The company expects to generate more than $1 billion of free cash flow and plans to continue to repurchase its common stock through open-market purchases, which are expected to total approximately $450 million during 2012.

Presentation of Non-GAAP Information

This press release presents certain results with and without the impact of charges incurred during the third quarter of 2012 related to the impairment of goodwill and other assets, restructuring charges, accelerated tradename amortization, and the establishment of valuation allowances, net of tax benefits. This press release also presents certain results for 2011 and 2012 both with and without the impact of fluctuations in foreign currency exchange rates, and the impact of a tax refund in 2011. The presentation of results that excludes these items, as well as the presentation of free cash flow, are non-GAAP financial measures that should be considered in addition to, and should not be considered superior to, or as a substitute for, the presentation of results determined in accordance with GAAP. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are provided in the accompanying tables of financial information. Management believes that the non-GAAP financial measures enable management and investors to understand and analyze the company’s performance by providing meaningful information relevant to certain events and foreign currency fluctuations that impact the comparability of underlying business results from period to period. Management has adjusted for impairment of goodwill and other assets, which relates to the company’s European retail and catalog businesses, and accelerated tradename amortization, which relates to rebranding of the company’s Australian business, because such charges are non-cash and because the timing and amount of such charges are inconsistent and cannot be predicted or planned for. Management has adjusted for restructuring charges, which relate to severance and other costs associated with European restructuring and the planned closure of retail stores in the U.S., and the establishment of valuation allowances, which relates to previously recorded deferred tax assets in the company’s European retail and catalog businesses, because the exclusion of such amounts facilitates the comparison of the company’s financial results to its historical operating results. Management uses these non-GAAP financial measures to evaluate the operating results of the company’s business against prior year results and its operating plan, and to forecast and analyze future periods. Management recognizes there are limitations associated with the use of non-GAAP financial measures as they may reduce comparability with other companies that use different methods to calculate similar non-GAAP measures. Management generally compensates for the limitations resulting from the exclusion of these items by considering the impact of these items separately in GAAP as well as non-GAAP results. In addition, management presents the most comparable GAAP measures ahead of non-GAAP measures and provides a reconciliation that indicates and describes the adjustments made.

Today's Conference Call

The company will host a conference call today at 8:00 a.m. (ET) to review these results and its outlook. Investors may listen to the call at http://investor.staples.com.

About Staples

Staples is the world’s largest office products company and a trusted source for office solutions. The company provides products, services and expertise in office supplies, copy & print, technology, facilities and breakroom, and furniture. Staples invented the office superstore concept in 1986 and now has annual sales of $25 billion, ranking second in the world in eCommerce sales. With 88,000 associates worldwide, Staples operates in 26 countries throughout North and South America, Europe, Asia and Australia, making it easy for businesses of all sizes and consumers. The company is headquartered outside Boston. More information about Staples (Nasdaq: SPLS) is available at www.staples.com/media.

Certain information contained in this news release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995 including, but not limited to, the information set forth under “Outlook” and other statements regarding our future business and financial performance. Any statements contained in this news release that are not statements of historical fact should be considered forward-looking statements. You can identify these forward-looking statements by the use of the words “believes”, “expects”, “anticipates”, “plans”, “may”, “will”, “would”, “intends”, “estimates”, and other similar expressions, whether in the negative or affirmative. Forward-looking statements are based on a series of expectations, assumptions, estimates and projections which involve substantial uncertainty and risk, including the review of our assessments by our outside auditor and changes in management’s assumptions and projections. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including but not limited to: global economic conditions could adversely affect our business and financial performance; we face uncertainties in connection with the implementation of our strategies to transform our business; we have recognized substantial goodwill impairment charges in the current period and may be required to recognize additional goodwill impairment charges in the future; our market is highly competitive and we may not be able to continue to compete successfully; if the products and services that we offer fail to meet our customer needs, our performance could be adversely affected; we may be unable to continue to enter new markets successfully; our international operations expose us to risks inherent in foreign operations; failure to manage growth and our operations successfully could adversely affect our financial results; our effective tax rate may fluctuate; fluctuations in foreign exchange rates could lead to lower earnings; we may be unable to attract, train, engage and retain qualified associates; our quarterly operating results are subject to significant fluctuation; our indebtedness could adversely affect us by reducing our flexibility to respond to changing business and economic conditions; our expanded offering of proprietary branded products may not improve our financial performance and may expose us to intellectual property liability, product liability, import/export liability, government investigations and claims, and other risks associated with global sourcing; problems in our information systems and technologies may disrupt our operations; compromises of our information systems or unauthorized access to confidential information or our customers’ or associates’ personal information may materially harm our business or damage our reputation; our business may be adversely affected by the actions of and risks associated with third-party vendors and service providers; various legal proceedings may adversely affect our business and financial performance; failure to comply with laws, rules and regulations could negatively affect our business operations and financial performance; and those factors discussed or referenced in our most recent quarterly report on Form 10-Q filed with the SEC, under the heading “Risk Factors” and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. In addition, any forward-looking statements represent our estimates only as of the date such statements are made (unless another date is indicated) and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Dollar Amounts in Thousands, Except Share Data)
(Unaudited)

	October 27, 2012	January 28, 2012
ASSETS
Current assets:
Cash and cash equivalents	$1,020,043	$1,264,149
Receivables, net	1,892,390	2,033,680
Merchandise inventories, net	2,417,366	2,431,845
Deferred income tax assets	281,481	305,611
Prepaid expenses and other current assets	286,119	255,535
Current assets of discontinued operations	185,949	—
Total current assets	6,083,348	6,290,820

Property and equipment:
Land and buildings	1,009,754	1,034,983
Leasehold improvements	1,332,450	1,330,373
Equipment	2,526,041	2,462,351
Furniture and fixtures	1,100,325	1,084,358
Total property and equipment	5,968,570	5,912,065
Less: Accumulated depreciation	4,052,158	3,831,704
Net property and equipment	1,916,412	2,080,361

Intangible assets, net of accumulated amortization	395,504	449,781
Goodwill	3,169,260	3,982,130
Other assets	587,461	627,530
Total assets	$12,151,985	$13,430,622
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,170,422	$2,220,414
Accrued expenses and other current liabilities	1,326,441	1,414,721
Debt maturing within one year	119,046	439,143
Current liabilities of discontinued operations	143,911	—
Total current liabilities	3,759,820	4,074,278

Long-term debt	1,541,786	1,599,037
Other long-term obligations	671,650	735,094

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized; no shares issued	—	—
Common stock, $.0006 par value, 2,100,000,000 shares authorized; issued and outstanding 929,838,181 and 674,178,263 shares at October 27, 2012 and 922,126,579 shares and 695,743,547 shares at January 28, 2012, respectfully	558	553
Additional paid-in capital	4,661,932	4,551,299
Accumulated other comprehensive loss	(380,313)	(319,743)
Retained earnings	6,688,614	7,199,060
Less: Treasury stock at cost, 255,659,918 shares at October 27, 2012 and 226,383,032 shares at January 28, 2012	(4,799,238)	(4,416,018)
Total Staples, Inc. stockholders’ equity	6,171,553	7,015,151
Noncontrolling interests	7,176	7,062
Total stockholders’ equity	6,178,729	7,022,213
Total liabilities and stockholders’ equity	$12,151,985	$13,430,622

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Comprehensive Income
(Amounts in Thousands, Except Per Share Data)
(Unaudited)

	13 Weeks Ended		39 Weeks Ended
	October 27, 2012	October 29, 2011	October 27, 2012	October 29, 2011
Sales	$6,353,140	$6,481,023	$17,812,530	$18,290,446
Cost of goods sold and occupancy costs	4,601,286	4,660,041	13,040,678	13,319,460
Gross profit	1,751,854	1,820,982	4,771,852	4,970,986
Operating expenses:
Selling, general and administrative	1,237,196	1,275,785	3,673,598	3,756,593
Impairment of goodwill and long-lived assets	810,996	—	810,996	—
Restructuring charges	30,396	—	30,396	—
Amortization of intangibles	30,413	15,957	60,466	49,443
Total operating expenses	2,109,001	1,291,742	4,575,456	3,806,036

Operating (loss) income	(357,147)	529,240	196,396	1,164,950

Other (expense) income:
Interest income	1,249	1,774	4,251	5,662
Interest expense	(40,343)	(40,906)	(124,195)	(131,422)
Other expense	(1,788)	(3,676)	(3,469)	(4,228)
(Loss) income from continuing operations before income taxes	(398,029)	486,432	72,983	1,034,962
Income tax expense	170,703	162,712	323,780	331,155
(Loss) income from continuing operations, including the portion attributable to the noncontrolling interests	(568,732)	323,720	(250,797)	703,807
Discontinued Operations:
(Loss) income from discontinued operations, net of income taxes	(27,559)	2,610	(38,084)	(3,495)
Consolidated net (loss) income	(596,291)	326,330	(288,881)	700,312
Loss attributed to the noncontrolling interests	(39)	(50)	(119)	(751)
(Loss) income attributed to Staples, Inc.	$(596,252)	$326,380	$(288,762)	$701,063

Amounts attributable to Staples, Inc.
(Loss) income from continuing operations	$(568,693)	$323,770	$(250,678)	$704,558
(Loss) income from discontinued operations	(27,559)	2,610	(38,084)	(3,495)
(Loss) income attributed to Staples, Inc.	$(596,252)	$326,380	$(288,762)	$701,063

Basic Earnings Per Common Share:
Continuing operations attributed to Staples, Inc.	$(0.85)	$0.47	$(0.37)	$1.01
Discontinued operations attributed to Staples, Inc.	(0.04)	—	(0.06)	(0.01)
Net (loss) income attributed to Staples, Inc.	$(0.89)	$0.47	$(0.43)	$1.00
Diluted Earnings Per Common Share:
Continuing operations attributed to Staples, Inc.	$(0.85)	$0.46	$(0.37)	$1.00
Discontinued operations attributed to Staples, Inc.	(0.04)	0.01	(0.06)	(0.01)
Net (loss) income attributed to Staples, Inc.	$(0.89)	$0.47	$(0.43)	$0.99

Dividends declared per common share	$0.11	$0.10	$0.33	$0.30

Condensed Consolidated Statements of Comprehensive Income
	13 Weeks Ended		39 Weeks Ended
	October 27, 2012	October 29, 2011	October 27, 2012	October 29, 2011
Comprehensive (loss) income from continuing operations	$(437,206)	$241,953	$(310,544)	$804,720
Comprehensive (loss) income from discontinued operations	(24,438)	1,553	(38,674)	(37)
Comprehensive (loss) income from consolidated operations	$(461,644)	$243,506	$(349,218)	$804,683
Comprehensive income (loss) attributed to noncontrolling interests	128	96	114	(399)
Comprehensive (loss) income attributed to Staples, Inc.	$(461,772)	$243,410	$(349,332)	$805,082

Weighted Average Shares Outstanding:
Basis	$666,989	$691,205	$673,366	$698,813
Diluted	$666,989	$698,009	$673,366	$708,028

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Dollar Amounts in Thousands)
(Unaudited)

	39 Weeks Ended
	October 27, 2012	October 29, 2011
Operating Activities:
Consolidated net (loss) income, including loss from the noncontrolling interests	$(288,881)	$700,312
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	301,840	311,190
Amortization of intangible assets	60,466	49,443
Impairment of goodwill and long-lived assets	810,996	—
Stock-based compensation	90,406	117,072
Excess tax benefits from stock-based compensation arrangements	(179)	(1,023)
Deferred income tax expense	68,915	127,328
Other	(932)	19,828
Changes in assets and liabilities:
Decrease (increase) in receivables	10,622	(118,920)
Increase in merchandise inventories	(40,094)	(146,023)
(Increase) decrease in prepaid expenses and other assets	(65,109)	58,692
Increase in accounts payable	31,188	103,474
Decrease in accrued expenses and other liabilities	(40,855)	(133,249)
(Decrease) increase in other long-term obligations	(42,997)	7,508
Net cash provided by operating activities	895,386	1,095,632

Investing Activities:
Acquisition of property and equipment	(204,163)	(243,740)
Proceeds from the sale of property and equipment	9,500	—
Acquisition of businesses, net of cash acquired	(1,941)	—
Net cash used in investing activities	(196,604)	(243,740)

Financing Activities:
Proceeds from the exercise of stock options	26,039	32,989
Proceeds from borrowings	70,031	214,669
Payments on borrowings	(423,303)	(789,931)
Purchase of noncontrolling interest	(5,651)	(3,591)
Cash dividends paid	(221,682)	(209,604)
Excess tax benefits from stock-based compensation arrangements	179	1,023
Purchase of treasury stock, net	(383,220)	(512,496)
Net cash used in financing activities	(937,607)	(1,266,941)
Effect of exchange rate changes on cash and cash equivalents	(4,640)	14,156
Net decrease in cash and cash equivalents	(243,465)	(400,893)
Cash and cash equivalents at beginning of period	1,264,149	1,461,257
Cash and cash equivalents at end of period	$1,020,684	$1,060,364
Less: Cash and cash equivalents attributed to discontinued operations	(641)	—
Cash and cash equivalents at the end of the period attributed to continuing operations	$1,020,043	$1,060,364

STAPLES, INC. AND SUBSIDIARIES
Segment Reporting
(Dollar Amounts in Thousands)
(Unaudited)

	13 Weeks Ended		39 Weeks Ended
	October 27, 2012	October 29, 2011	October 27, 2012	October 29, 2011
	Sales
North American Delivery	$2,609,034	$2,582,729	$7,576,860	$7,527,592
North American Retail	2,646,554	2,656,612	6,959,524	7,029,840
International Operations	1,097,552	1,241,682	3,276,146	3,733,014
Total segment sales	$6,353,140	$6,481,023	$17,812,530	$18,290,446

	Business Unit Income (Loss)
North American Delivery	$227,736	$244,997	$614,462	$646,612
North American Retail	285,477	284,204	540,846	564,425
International Operations	(1,692)	35,641	(27,114)	70,985
Business unit income	511,521	564,842	1,128,194	1,282,022
Stock-based compensation	(27,276)	(35,602)	(90,406)	(117,072)
Impairment of goodwill and long-lived assets	(810,996)	—	(810,996)	—
Restructuring charges	(30,396)	—	(30,396)	—
Interest and other expense, net	(40,882)	(42,808)	(123,413)	(129,988)
(Loss) income from continuing operations before income taxes	$(398,029)	$486,432	$72,983	$1,034,962

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Income Statement Disclosures
(Dollar Amounts in Thousands, Except Per Share Data)
(Unaudited)

	13 Weeks Ended
	October 27, 2012
		Adjustments
	As Reported	Impairment of Goodwill and Long-Lived Assets (1)	Restructuring Charges (2)	Accelerated trade-name amortization (3)	Non-GAAP
Operating (loss) income	$(357,147)	$810,996	$30,396	$15,599	$499,844
Interest and other expense, net	(40,882)				(40,882)
(Loss) income from continuing operations before income taxes	$(398,029)				$458,962

Income tax expense	$170,703				$170,703
Adjustments (4)	—				(21,541)
Adjusted income tax	$170,703				$149,162

(Loss) income from continuing operations	$(568,732)				$309,800
Loss attributed to the noncontrolling interests	(39)				(39)
(Loss) income from continuing operations attributed to Staples, Inc.	$(568,693)				$309,839

Effective Tax Rate	(42.9)%				32.5%

Per share (loss) income from continuing operations attributed to Staples, Inc:
Basic and diluted earnings per common share	$(0.85)				$0.46

Weighted average common shares outstanding	666,989				666,989
Effect of dilutive securities	—				4,354
Weighted average common shares outstanding assuming dilution	666,989				671,343

(1) Consists of goodwill impairment charges of $468.1 million and $303.3 million related to the Company's Europe Catalog and Europe Retail reporting units, respectively, and $39.5 million for the write-down of fixed assets primarily related to the planned closure and consolidation of certain operations.
(2) Restructuring charges include $19.2 million for severance and benefits and $11.2 million of other associated costs related to the planned closure of 46 retail stores and the consolidation of certain sub-scale delivery businesses in Europe.
(3) Relates to a strategic decision to transition from using the legacy Corporate Express tradename in the Company's Australian business to the exclusive use of the Staples tradename.
(4) The $21.5 million adjustment to income tax expense in 2012 relates to the establishment of valuation allowances for previously recorded deferred tax assets as a result of the planned closure and consolidation of certain operations in the Company's Europe Retail and Europe Catalog reporting units, net of tax benefits related to the impairment and restructuring charges and accelerated tradename amortization.

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Income Statement Disclosures
(Dollar Amounts in Thousands, Except Per Share Data)
(Unaudited)

	52 Weeks Ended
	January 28, 2012
	As revised to present discontinued operations	Adjustments	Non-GAAP
Income from continuing operations before income taxes	$1,464,644	$—	$1,464,644
Income tax expense	477,247	20,800	498,047
Income (loss) from continuing operations, including the portion attributable to the noncontrolling interests	987,397	(20,800)	966,597
Discontinued Operations:			—
Loss from discontinued operations, net of tax benefit	(3,564)	—	(3,564)
Consolidated net income (loss)	983,833	(20,800)	963,033
Loss attributed to the noncontrolling interests	(823)	—	(823)
Net income (loss) attributed to Staples, Inc.	$984,656	$(20,800)	$963,856

Amounts attributable to Staples, Inc.
Income (loss) from continuing operations	$988,220	$(20,800)	$967,420
Loss from discontinued operations	(3,564)		(3,564)
Net income (loss) attributed to Staples, Inc.	$984,656	$(20,800)	$963,856

Diluted Earnings Per Common Share:
Continuing operations attributed to Staples, Inc.	$1.40	$(0.03)	$1.37
Discontinued operations attributed to Staples, Inc.	—	—	—
Net (loss) income attributed to Staples, Inc.	$1.40	$(0.03)	$1.37

Number of shares used in computing earnings per share	704,019

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Sales Growth
(Dollar Amounts in Thousands)
(Unaudited)

	13 Weeks Ended October 27, 2012
	Sales Growth GAAP	Impact of Local Currency	Sales Growth on a Local Currency Basis
Sales:
North American Delivery	1.0%	(0.1)%	0.9%
North American Retail	(0.4)%	(0.3)%	(0.7)%
International Operations	(11.6)%	4.0%	(7.6)%
Total sales	(2.0)%	0.6%	(1.4)%

	39 Weeks Ended October 27, 2012
	Sales Growth GAAP	Impact of Local Currency	Sales Growth on a Local Currency Basis
Sales:
North American Delivery	0.7%	0.1%	0.8%
North American Retail	(1.0)%	0.4%	(0.6)%
International Operations	(12.2)%	5.0%	(7.2)%
Total sales	(2.6)%	1.2%	(1.4)%

This presentation refers to growth rates in local currency so that business results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of Staples' business performance. To present this information, current period results for entities reporting in currencies other than U.S. dollars are converted into U.S. dollars at the prior year average monthly exchange rates.

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Income Statement Disclosures
(Dollar Amounts in Thousands)
(Unaudited)

	39 Weeks Ended
	October 27, 2012	October 29, 2011
Net cash provided by operating activities	$895,386	$1,095,632
Acquisition of property and equipment	(204,163)	(243,740)
Free cash flow	$691,223	$851,892

Free cash flow is not defined under U.S. GAAP. Therefore, it should not be considered a substitute for income or cash flow data prepared in accordance with GAAP and may not be comparable to similarly titled measures used by other companies. The company defines free cash flow as net cash provided by operating activities less capital expenditures. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. The company believes free cash flow is a useful measure of performance and uses this measure as an indication of the company's ability to generate cash and invest in its business.

CONTACT:
Staples, Inc.
Media Contact:
Kirk Saville/Owen Davis, 508-253-8530/8468
or
Investor Contact:
Chris Powers/Kevin Barry, 508-253-4632/1487